Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

Four Leaf Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees To Be Paid

	Equity	Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-redeemable warrant(2)	Rule 457(o)	7,475,000	$10.00	$74,750,000	$0.0000927	$6929.33

	Equity	Shares of Class A common stock included as part of the units(3)	Rule 457(g)	7,475,000	—	—	—	—(4)

	Equity	Redeemable warrants included as part of the units(3)	Rule 457(g)	7,475,000	—	—	—	—(4)

	Equity	Representative’s shares of Class A common stock	Rule 457(o)	74,750	$10.00	$747,500	$0.0000927	$69.29

	Equity	Shares of Class A common stock underlying the redeemable warrants included as part of the Units	Rule 457(g)	7,475,000	$11.50			—(4)

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts							$6998.33

	Total Fees Previously Paid							$0

	Total Fee Offsets							$0

	Net Fee Due							$6998.33

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.
(2)

Representing 7,475,000 units, including 6,500,000 units to be issued in the offering and up to 975,000 units which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any. Each unit consists of one share of Class A common stock and one redeemable warrant.

(3)

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A